                                                                    EXHIBIT 11.1

                          AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNT)

                                              REORGANIZED |  PREDECESSOR
                                                COMPANY   |    COMPANY     REORGANIZED |  PREDECESSOR
                                              ----------- |  -----------     COMPANY   |    COMPANY
                                                 THREE    |     THREE      ----------- |  -----------
                                                MONTHS    |    MONTHS      SIX MONTHS  |  SIX MONTHS
                                                 ENDED    |    ENDED         ENDED     |    ENDED
                                               JUNE 30,   |  JUNE 30,      JUNE 30,    |  JUNE 30,
                                                 1995     |     1994          1995     |    1994
                                              ----------- |  -----------   ----------- | -----------
                                                          |                            |
Primary Earnings Per Share                                |                            |
Computation for Statements of Operation:                  |                            |
  Net Income................................  $    20,873 |  $    20,136   $    26,083 |  $    35,311
  Preferred dividends.......................           -- |           --            -- |           --
  Adjustment for interest on debt reduction,              |                            |
     net of taxes...........................           -- |          878            -- |        2,050
                                              ----------- |  -----------   ----------- |  -----------
  Net income applicable to common stock.....  $    20,873 |  $    21,014   $    26,083 |  $    37,361
                                              =========== |  ===========   =========== |  ===========
  Weighted average number of common shares                |                            |
     outstanding............................   45,166,676 |   25,405,255    45,166,317 |   25,348,572
  Assumed exercise of stock options and                   |                            |
     warrants(a)............................           -- |    2,850,027            -- |    3,355,748
                                              ----------- |  -----------   ----------- |  -----------
  Weighted average number of common shares                |                            |
     outstanding as adjusted................   45,166,676 |   28,255,282    45,166,317 |   28,704,320
                                              =========== |  ===========   =========== |  ===========
Primary earnings per common share:                        |                            |
  Net income(b).............................  $       .46 |  $       .74   $       .58 |  $      1.30
                                              =========== |  ===========   =========== |  ===========
                                                          |                            |
  Net Income................................  $    20,873 |                $    26,083 |
  Preferred dividends.......................           -- |                         -- |
  Adjustment for interest on debt reduction,              |                            |
     net of taxes...........................          901 |                      2,069 |
                                              ----------- |                ----------- |
  Net income applicable to common stock.....  $    21,774 |                $    28,152 |
                                              =========== |                =========== |
  Weighted average number of common shares                |                            |
     outstanding............................   45,166,676 |                 45,166,317 |
  Assumed exercise of stock options and                   |                            |
     warrants (a)...........................    2,917,927 |                  2,852,951 |
                                              =========== |                =========== |
  Weighted average number of common shares                |                            |
     outstanding as adjusted................   48,084,603 |                 48,019,268 |
                                              =========== |                =========== |
Primary earnings per common share:                        |                            |
  Net income(c).............................  $       .45 |                $       .59 |
                                              =========== |                =========== |

                                                                    EXHIBIT 11.1

                          AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNT)

                                          REORGANIZED  |    PREDECESSOR      REORGANIZED |   PREDECESSOR
                                            COMPANY    |      COMPANY         COMPANY    |    COMPANY
                                          ------------ |    ------------     ----------  |   ----------
                                          THREE MONTHS |    THREE MONTHS     SIX MONTHS  |   SIX MONTHS
                                             ENDED     |       ENDED           ENDED     |     ENDED
                                            JUNE 30,   |      JUNE 30,        JUNE 30,   |    JUNE 30,
                                              1995     |        1994            1995     |      1994
                                          ------------ |    ------------     ----------  |   ----------
                                                       |                                 |
Fully Diluted Earnings Per Share                       |                                 |
Computation for Statements of                          |                                 |
  Operations:                                          |                                 |
  Net Income............................  $     20,873 |     $   20,136      $   26,083  |   $   35,311
  Adjustment for interest on debt                      |                                 |
     reduction, net of taxes............           579 |            852           1,676  |        1,988
  Preferred dividends...................            -- |             --              --  |           --
                                           ----------- |    -----------      ----------- |   -----------
  Net income applicable to common                      |                                 |
     stock..............................  $     21,452 |     $   20,988      $   27,759  |   $   37,299
                                           =========== |    ===========      =========== |   ===========
  Weighted average number of common                    |                                 |
     shares outstanding.................    45,166,676 |     25,405,255      45,166,317  |   25,348,572
  Assumed exercise of stock options and                |                                 |
     warrants(a)........................     2,917,927 |      2,850,027       2,852,951  |    3,355,748
                                           ----------- |    -----------      ----------- |   -----------
  Weighted average number of common                    |                                 |
     shares outstanding as adjusted.....    48,084,603 |     28,255,282      48,019,268  |   28,704,320
                                           =========== |    ===========      =========== |   ===========
Fully diluted earnings per common share:               |                                 |
  Net income(b).........................  $        .45 |     $      .74(d)   $      .58  |   $     1.30(d)
                                           =========== |    ===========      =========== |   ===========
Additional Fully Diluted Computation:                  |                                 |
Additional adjustment to net income as                 |                                 |
  adjusted per fully diluted computation               |                                 |
  above:                                               |                                 |
  Net Income............................  $     20,873 |     $   20,136      $   26,083  |   $   35,311
  Add interest on debt reduction, net                  |                                 |
     of taxes...........................           579 |            852           1,676  |        1,988
                                           ----------- |    -----------      ----------- |   -----------
  Net income applicable to common                      |                                 |
     stock..............................  $     21,452 |     $   20,988      $   27,759  |   $   37,299
                                           =========== |    ===========      =========== |   ===========

                                                                    EXHIBIT 11.1

                          AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNT)

                                            REORGANIZED  |  PREDECESSOR      REORGANIZED |  PREDECESSOR
                                              COMPANY    |    COMPANY          COMPANY   |    COMPANY
                                            ------------ |  ------------     ----------- |  -----------
                                            THREE MONTHS |  THREE MONTHS     SIX MONTHS  |  SIX MONTHS
                                               ENDED     |     ENDED            ENDED    |     ENDED
                                              JUNE 30,   |    JUNE 30,        JUNE 30,   |   JUNE 30,
                                                1995     |      1994            1995     |     1994
                                            ------------ |  ------------     ----------- |  -----------
                                                         |                               |
Fully Diluted Earnings Per Share                         |                               |
  Additional adjustment to weighted                      |                               |
     average number of shares outstanding                |                               |
  Weighted average number of shares                      |                               |
     outstanding as adjusted per fully                   |                               |
     diluted computation above............    48,084,603 |    28,255,282      48,019,268 |   28,704,320
  Additional dilutive effect of                          |                               |
     outstanding options and warrants.....            -- |            --              -- |           --
  Additional dilutive effect of assumed                  |                               |
     conversion of preferred stock:                      |                               |
     Series C 9.75%.......................            -- |       73,099              --  |      73,099
  Additional dilutive effect of assumed                  |                               |
     conversion of 7.75% subordinated                    |                               |
     debenture............................            -- |     2,257,558              -- |    2,257,558
  Additional dilutive effect of assumed                  |                               |
     conversion of 7.5% subordinated                     |                               |
     debenture............................            -- |     2,264,932              -- |    2,264,932
  Additional dilutive effect of assumed                  |                               |
     conversion of 11.5% subordinated                    |                               |
     debenture............................            -- |     7,306,865              -- |    7,306,865
                                             ----------- |   -----------     ----------- |  -----------
  Weighted average number of common shares               |                               |
     outstanding as adjusted..............    48,084,603 |    40,157,736      48,019,268 |   40,606,773
                                             =========== |   ===========     =========== |  ===========
Fully diluted earnings per common share:                 |                               |
  Net income (b)..........................  $        .45 |  $        .52     $       .58 |  $       .92
                                             =========== |   ===========     =========== |  ===========

---------------
(a) The stock options and warrants are included only in the periods in which they are dilutive.

(b) Historical per share data for the Predecessor Company is not meaningful since the Company has been recapitalized and has adopted fresh start reporting as of August 25, 1994.

(c) The calculation is submitted in accordance with Regulation S-K Item 601(b)(ii) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in a dilution of less than 3%.

(d) The calculation is submitted in accordance with Regulation S-K Item 601
    (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result.